UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

Dillard’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6140	71-0388071
(Commission File Number)	(IRS Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DDS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On January 26, 2024 (the “Effective Date”), Dillard’s, Inc. (the “Company”) and a subsidiary of the Company, Dillard Investment Co., Inc. (“DIC” and together with the Company, the “Company Parties”), entered into a Credit Card Program Agreement (the “Program Agreement”) with Citibank, N.A. (“Citi”).  A copy of the Company’s press release announcing the Program Agreement is filed with this report as Exhibit 99.1 and is incorporated herein by reference. The description of the material terms of the Program Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the content of the Program Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending February 3, 2024.

Simultaneous to the execution of the Program Agreement, Citi entered into a purchase agreement (the “Purchase Agreement”) with Wells Fargo Bank, N.A. (“Wells Fargo”), pursuant to which Citi will use commercially reasonable and good faith efforts to purchase credit card accounts issued by Wells Fargo (the “Back Book Purchase”) under the previously filed Credit Card Program Agreement entered into between the Company Parties and Wells Fargo on March 31, 2014 (the “Current Agreement”). Pursuant to the Program Agreement, Citi will (i) offer co-branded credit cards and private label credit cards to new and existing customers of the Company (the “Program”) and (ii) provide customer service functions and support certain Company marketing and loyalty program activities related to the Program. On November 6, 2023, Wells Fargo provided written notice of non-renewal under the Current Agreement. Pursuant to the notice of non-renewal, the Current Agreement will terminate in November 2024 (unless terminated earlier related to purchase of the credit card accounts by Citi pursuant to the Purchase Agreement).

The launch of the Program is expected to occur in summer 2024 (the “Program Launch Date”). The conversion of the credit card accounts issued by Wells Fargo is expected to occur in fall 2024. After the Program Launch Date, DIC will be entitled to a monthly compensation payment under the Program Agreement. In addition, DIC will be entitled to a one-time program launch payment.

The term of the Program Agreement is ten (10) years from the Program Launch Date with automatic extensions for successive two (2)-year terms unless the Program Agreement is terminated by a party in accordance with the terms and conditions of the Program Agreement.

Citi or the Company Parties may terminate the Program Agreement if the Back Book Purchase has not been completed by February 28, 2025 (or such other date as mutually agreed to by Citi and the Company Parties), and the Program Agreement will automatically terminate if the Purchase Agreement is terminated prior to closing of the Back Book Purchase. DIC has the option to purchase or arrange for a third party to purchase the Program portfolio and assets upon expiration or early termination of the Program Agreement.

The Program Agreement contains customary representations, warranties and covenants. Additionally, the Program Agreement contains indemnification, exclusivity, confidentiality, privacy, data security, intellectual property, audit, reporting and termination provisions that allow for early termination.

Forward-Looking Information

This Current Report on Form 8-K contains certain forward-looking statements. The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995: (a) statements including words such as “may,” “will,” “could,” “should,” “believe,” “expect,” “future,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” or the negative or other variations thereof; (b) statements regarding matters that are not historical facts; and (c) statements about the Company’s future occurrences, plans and objectives, including statements regarding events related to the Program Agreement including, but not limited to, the purchase of existing credit card accounts, the offering of new co-branded and private label credit cards, the provision of certain customer service and support functions, the timing of the Program launch and the timing of the transfer of existing accounts. The Company cautions that forward-looking statements contained in this report are based on estimates, projections, beliefs and assumptions of management and information available to management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, particularly those set forth under the caption “Item 1A, Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

Date:	January 29, 2024	By:	/s/ Phillip R. Watts
		Name:	Phillip R. Watts
		Title:	Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer

		By:	/s/ Chris B. Johnson
		Name:	Chris B. Johnson
		Title:	Senior Vice President and Co-Principal Financial Officer